Exhibit 99.3

THIRD AMENDMENT TO
GUARANTY

THIRD AMENDMENT TO GUARANTY, dated as of October 29, 2021 (this “Amendment”), made by ACRES COMMERCIAL REALTY CORP. (f/k/a Exantas Capital Corp. f/k/a Resource Capital Corp.), a corporation organized under the laws of the State of Maryland (“Guarantor”), for the benefit of BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (including any successor thereto, “Purchaser”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Guaranty (as defined below).

RECITALS

WHEREAS, Purchaser and RCC Real Estate SPE 7, LLC (“Seller”), are parties to that certain Master Repurchase Agreement, dated as of April 10, 2018, by and between Purchaser and Seller (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), and the other Transaction Documents (as defined therein);

WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the Capital Stock of Seller;

WHEREAS, in connection with the Repurchase Agreement, Guarantor made that certain Guaranty, dated as of April 10, 2018, for the benefit of Purchaser, as amended by that certain First Amendment to Guaranty, dated as of May 7, 2020 and by that certain Second Amendment to Guaranty, dated as of October 2, 2020 (as so amended, the “Existing Guaranty” and, as further amended by this Amendment, the “Guaranty”); and

WHEREAS, Guarantor and Purchaser desire to make certain modifications to the Existing Guaranty.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

Amendment

(a)Exantas Capital Corp. has changed its name to ACRES Commercial Realty Corp.  All references to Exantas Capital Corp. in the Existing Guaranty and in each other Transaction Document shall instead refer to ACRES Commercial Realty Corp.

(b)The first sentence of Section (k) of Article V of the Existing Guaranty is hereby amended and restated as follows:

(k) Finance Convenants. At all times that there are outstanding Transactions, Guarantor shall satisfy the following financial covenants, as determined on a quarterly consolidated basis in accordance with GAAP consistently applied:

(c)The definition of “Collateralized Debt Obligations” in Exhibit A of the Existing Guaranty is hereby deleted in its entirety.

(d)Exhibit A to the Existing Guaranty is hereby amended by adding the following definitions in their appropriate alphabetical order:

“CECL Reserve” means, with respect to any Person and as of a particular date, all amounts determined in accordance with GAAP under ASU 2016-13 and recorded on the balance sheet of such Person and its Consolidated Subsidiaries as of such date.

“CRE Securitizations” shall mean an investment-grade security backed by a pool of bonds, loans or other assets that has been issued by Guarantor or an Affiliate of Guarantor.

“Senior Unsecured Notes” shall mean debt in the form of unsecured senior or senior subordinated notes issued by the Guarantor or an Affiliate of Guarantor.

ARTICLE II.

Representations

Guarantor represents and warrants to Purchaser, as of the date of this Amendment, as follows:

(a)all representations and warranties made by it in the Transaction Documents to which it is a party are true, correct, complete and accurate in all respects as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(b)it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(c)the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(d)the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected; and

(e)this Amendment has been duly executed and delivered by it.

ARTICLE III.

EXPENSES

On the date hereof, Guarantor shall pay all of Purchaser’s out-of-pocket costs and expenses, including reasonable fees and expenses of attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment for which Purchaser has provided in invoice prior to the execution and delivery hereof by the parties hereto.  Any such out-of-pocket costs and expenses for which an invoice has not been provided prior to the execution and delivery hereof by the parties hereto shall be reimbursed in accordance with the Repurchase Agreement.

ARTICLE IV.

Governing Law

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE V.

Miscellaneous

(a)Except as expressly amended or modified hereby, the Existing Guaranty and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

(b)This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.

(c)The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d)This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Guaranty.

(e)This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f)The Existing Guaranty, as amended by this Amendment, is a Transaction Document.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

ACRES COMMERCIAL REALTY CORP.,
as Guarantor

By:	/s/ Michael A. Pierro
	Name:	Michael A. Pierro
	Title:	Senior Vice President

ACCEPTED AND AGREED BY:

BARCLAYS BANK PLC, as Purchaser

By:	Francis X. Gilhool
	Name:	Francis X. Gilhool
	Title:	Authorized Signatory

Barclays-ACRES – Third Amendment to Guaranty